INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of the 1st day of July, 2013, by and between Mimvi, Inc., a Nevada corporation (the “Corporation”), and Michael Poutre (“Indemnitee”), a director and/or officer of the Corporation.

RECITALS

A. It is essential to the Corporation to retain and attract as directors and officers of the Corporation the most capable persons available.

B. Both the Corporation and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations generally.

C. The Articles of Incorporation, as amended (the "Articles of Incorporation") and Bylaws of the Corporation require the Corporation to indemnify and advance expenses to its directors and officers to the fullest extent permitted under Nevada law, and Indemnitee will serve or has been serving and continues to serve as a director and/or officer of the Corporation in part in reliance on the Corporation’s Articles of Incorporation and Bylaws.

D. In recognition of Indemnitee’s need for (i) substantial protection against personal liability based on Indemnitee’s reliance on the aforesaid Articles of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Articles of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Articles of Incorporation and Bylaws or any change in the composition of the Corporation’s Board of Directors or acquisition transaction relating to the Corporation), and (iii) an inducement to provide effective services to the Corporation as a director and/or officer, the Corporation wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Nevada law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies.

AGREEMENTS

NOW, THEREFORE, the Corporation and Indemnitee do hereby agree as follows:

1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director and/or an officer of the Corporation for so long as he is duly elected or appointed or until such time as he tenders his resignation in writing.

2. Definitions. As used in this Agreement:

(a) “Change of Control” means the occurrence of any of the following events after the date of this Agreement:

(i) A change in the composition of the Board of Directors of the Corporation, as a result of which fewer than a majority of the incumbent directors are directors who either (1) had been directors of the Corporation 12 months prior to such change or (2) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Corporation 12 months prior to such change and who were still in office at the time of the election or nomination; or

(ii) Any “person” (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) through the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Capital Stock”).

(b) “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) The term “Expenses” shall include, without limitation, expenses, costs and obligations, paid or incurred, of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, reasonable attorneys' fees and disbursements and any expenses reasonably and actually incurred in establishing a right to indemnification under Section 8 of this Agreement including, without limitation, those incurred in investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend with respect to any claim, issue or matter relating thereto or in connection therewith, but shall not include the amount of judgments, fines or penalties against Indemnitee.

(d) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past 5 years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(e) The term “Proceeding” shall include any threatened, pending or completed action, suit, internal or external investigation or proceeding, and any appeal thereof, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, and/or any inquiry or investigation, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as a director or officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(f) References to “other enterprise” shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation or its subsidiaries which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

3. Indemnity in Third-Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against all Expenses, judgments, fines and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation, or, in the case of a criminal action or proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful.

4. Indemnitee in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation, except that no indemnification for Expenses shall be made under this Section 4 in respect of any Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. Notwithstanding the foregoing, Indemnitee shall have no right to indemnification for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

5. Intentionally omitted.

6. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement whatsoever, to the extent that Indemnitee has been successful on the merits or otherwise (including a settlement) in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses reasonably and actually incurred in connection therewith.

7. Advances of Expenses. The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within 20 days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

8. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control (as defined in Section 2) shall have occurred, by Independent Counsel (as defined in Section 2) (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case by the person or persons or in the manner provided for in clauses (ii) or (iii) of this Section 8(b)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as defined in Section 2), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) by the stockholders of the Corporation; or (iii) as provided in Section 9(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 20 days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including reasonable attorney’s fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Corporation, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the courts of the State of Nevada or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding pursuant to Section 11(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

9. Presumptions and Effect of Certain Proceedings.

(a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b) If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 8(b) of this Agreement and if (A) within 15 days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat; or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

10. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such Proceeding, but the Expenses associated with the employment of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the Expenses of Indemnitee’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c) Provided there has been no Change of Control, the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Corporation shall be permitted to settle any Proceeding except that it shall not settle any Proceeding in any manner that would impose any penalty, out-of-pocket liability, or limitation on Indemnitee without Indemnitee’s written consent.

11. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification, or (iv) payment of indemnification is not made within 20 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 or 9 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Nevada, or in any other court of competent jurisdiction, of his entitlement to such indemnification of advancement of Expenses.

(b) In the event that a determination shall have been made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 10 the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made or deemed to have been made pursuant to Section 8 or 9 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement.

(e) In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types describe in the definition of Expenses in Section 2 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement or expenses sought, the expenses incurred by Indemnitee in connection with judicial adjudication shall be appropriately prorated.

12. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify the Indemnitee to the full extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of this Agreement, the Corporation's Articles of Incorporation, the Bylaws, or by statute. In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule that expand the right of a Nevada corporation to indemnify a member of its board of directors or any officer, such changes shall be, ipso facto, within the purview of Indemnitee's rights, and the Corporation's obligations, under this Agreement. In the event of any changes in any applicable law, statute, or rule that narrow the right of a Nevada corporation to indemnify a member of its board of directors or any officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b) The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Nevada, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(c) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

(d) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(e) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

13. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director, or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto.

14. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

15. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims, issues or matters relating in whole or in part to an indemnifiable event, occurrence or matter hereunder, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection with such defenses.

16. Effect of Federal Law. Both the Corporation and the Indemnitee acknowledge that in certain instances, federal law will override Nevada law and prohibit the Corporation from indemnifying its officers and directors. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities law, and federal law prohibits indemnification for certain violations of the Employee Retirement Income Security Act of 1974, as amended.

17. Saving Clause. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The provisions of this Agreement (including any provision within a single section, paragraph or sentence) shall be severable in accordance with this Section 17. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law, and this Agreement shall remain enforceable to the fullest extent permitted by law.

18. Notice. All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

(a)	If to Indemnitee, to:

Michael Poutre

440 North Wolfe Road

Sunnyvale, California 94085

(b)	If to the Corporation to:

Mimvi, Inc.

440 North Wolfe Road

Sunnyvale, California 94085

Attn: Chief Executive Officer

or such address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

20. Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Nevada without giving effect to its rules of conflicts of laws.

21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns (including any direct or indirect successors by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation), spouses, heirs, and personal and legal representatives.

22. Subsequent Instruments and Acts. The parties hereto agree that they will execute any further instrument and perform any acts that may become necessary from time to time to carry out the terms of this Agreement.

23. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

24. Notice by Indemnitee. Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other documents relating to any Proceeding or matter which may be subject to Indemnification or advancement of Expenses covered hereunder.

25. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

Mimvi, Inc., a Nevada corporation

By:	/s/ Qayed Shareef
Qayed Shareef, Chief Executive Officer

INDEMNITEE:

/s/ Michael Poutre
Michael Poutre

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